股权质押协议

The Equity Interest Pledge Agreement

本协议由以下三方于2019年12月31日在中国上海签署

This Equity Interest Pledge Agreement (this “Agreement”) is executed on Dec. 31, 2019 (the “execution date”) in Shanghai, the People’s Republic of China.

THIS AGREEMENT is between

甲方（质押权人）：宁臣（上海）企业管理有限公司

PARTY A: PLEDGEE: Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.

住所：上海市金山区张堰镇花贤路69号B4115室

Address: Room B4115, No.69 Huaxian Road, Jinshan District, Shanghai, China

统一社会信用代码：91310000MA1JBRW03M

Unified Social Credit Code: 91310000MA1JBRW03M

类型：有限责任公司（台港澳法人独资）

Type: Limited liability Company (Taiwan, Hong Kong and Macao’s sole proprietorship of legal person)

法定代表人：江鹏

Legal Representative: JIANG Peng

乙方（质押人）：

PARTY B: PLEDGOR

国亚资产管理（深圳）有限公司，现持有北京恒泰普惠信息服务有限公司 100%的股权，其中包括恒泰先锋投资有限公司协议转让的 30%股权。

Guoya Asset Management (Shenzhen) Co., Ltd, holds 100% of the equity interest of Beijing Hengtai Puhui Information Service Co., Ltd., including the 30% equity agreed to transfer by Hengtai Xianfeng Investment Co., Ltd.

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所：深圳市前海深港合作区前湾一路 1 号 A 栋 201 室

Address: Room 201, building A, No.1 Qianwan 1st road, Qianhai Shenzhen-Hong Kong cooperation zone, Shenzhen, China

统一社会信用代码：91440300MA5D870355

Unified Social Credit Code: 91440300MA5D870355

法定代表人：赵传海

Authorized Representative: ZHAO Chuanhai

丙方：**北京恒泰普惠信息服务有限公司**

PARTY C:

协议二

Beijing Hengtai Puhui Information Service Co., Ltd.

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所： 北京市西城区金融大街 33 号 B 座 6 层 605 单元

Address: Unit 605, 6th floor, Block B, n=No.33 financial street, Xicheng District, Beijing, China

统一社会信用代码：9111010833968793X7

Unified Social Credit Code: 9111010833968793X7

法定代表人：黄筱赟

Authorized Representative: HUANG Xiaoyun

(Collectively the "Parties")

鉴于：

WHEREAS:

1. 甲方宁臣（上海）企业管理有限公司系一家依照中华人民共和国法律注册成立并有效存续的有限责任公司。

1. Party A is a limited liability company incorporated and validly existing under the laws of the People's Republic of China.

2. 乙方包括北京恒泰普惠信息服务有限公司的所有股东，这些股东合法持有北京恒泰普惠信息服务有限公司的所有股份；乙方共 1 个法人，为国亚资产管理（深圳）有限公司作为本协议中的一方。

2. Party B represents all the equity interest holders who hold all the equity interest and assets of Beijing Hengtai Puhui Information Service Co., Ltd. Party B herein consists of one equity interest holders, viz: Guoya Asset Management (Shenzhen) Co., Ltd.

3. 丙方北京恒泰普惠信息服务有限公司系一家依照中华人民共和国法律在中国境内注册成立并有效存续的企业，注册资本为人民币 1000 万元；法定代表人：黄筱赟；统一社会信用代码：91110108333968793X7。

3. Party C is Beijing Hengtai Puhui Information Service Co., Ltd. is a company incorporated and validly existing under the law of the People's Republic of China with a registered capital of RMB 10,000,000 (10 million), and its legal representative is HUANG Xiaoyun. The Unified Social Credit Code is 91110108333968793X7.

4. 甲方为希伯伦科技有限公司全资子公司，乙方拥有北京恒泰普惠信息服务有限公司 100%股权。现因为并购，乙方同意将其拥有的北京恒泰普惠信息服务有限公司 100%股权质押给甲方。

4. Party A is a wholly-owned subsidiary of Hebron Technology

Co., Ltd., while Party B owns 100% equity of Beijing Hengtai Puhui Information Service Co., Ltd. Now because of the merger, Party B herein agrees to pledge all of the equity interest of Beijing Hengtai Puhui Information Service Co., Ltd. which Party B holds to Party A as security.

5. 甲方同意接受乙方的股权质押。

5. Party A agrees to accept Party B’s pledge.

依照中华人民共和国现行有效的法律和法规，协议各方本着平等互利原则，通过友好协商达成以下条款，以兹共同遵守：

In accordance with the laws and regulations in force in People's Republic of China, and under the principles of mutual benefits, the Parties have agreed to execute this Agreement with the following terms and conditions:

一：担保义务

质押的股权应保证由甲方和乙方参与的所有协议中赋予给乙方的权利和利益。

ARTICLE I

SECURITY OBLIGATIONS

The equity interest hereby pledged to Party A by Party B should ensure the rights, privileges and concessions of Party B in all the Agreements signed by Party A and Party B.

二：质押物

本协议所称的质押物为：现由乙方持有的北京恒泰普惠信息服务有限公司的100%股权及由此产生的合法收益。

ARTICLE II

PLEDGED PROPERTY

The pledged property herein contains 100% of the equity interest of Beijing Hengtai Puhui Information Service Co., Ltd. held by Party B and legitimate interests generated during the term of Pledge.

三：担保义务的范围

担保义务的范围包括甲方和乙方参与签署的所有协议中赋予乙方的权利和利益。

ARTICLE III

SCOPE OF SECURITY OBLIGATIONS

The scope of the obligations of security is all the rights and

interests of Party B in all the agreements signed by Party A and Party B.

四：质押流程和质押登记

在本协议签署后7个工作日内，乙方应在北京市西城区工商行政管理局办理与质押股权有关的质押登记手续，或在甲方需要的情况下乙方需按甲方时间要求立即办理该股权质押登记。

ARTICLE IV

THE PLEDGE REGISTRATION

Within the 7 days from the date of signing this Agreement, or at the request of Party A, Party B agrees to complete the Pledge registration in Beijing Administration Bureau for Industry and Commerce as requested.

五：质押股权的转让

在本协议期间，未经甲方书面允许，乙方不得转让质押的股权

ARTICLE V

TRANSFER OF THE PLEDGED PROPERTY

During the term of the Pledge set forth in this Agreement, Party B shall not transfer the equity interest to any third party

without Party A’s prior written consent.

六：协议效力、修改和终止

ARTICLE VI

TERMINATION AND MODIFICATION

1. 本协议自甲乙丙三方签字、盖章并经授权代表签署后生效；

The Agreement shall become to effect on execution date and continue in full force once signed by three parties' authorized representatives.

2. 一旦协议生效后，除非协议三方同意，任何一方不得修改或终止本协议。在三方协商后，任何修改或终止应以书面形式呈现。在三方书面同意修改或终止本协议前，本协议的条款仍对协议三方具有约束力。

2. No provision of this Agreement may be amended, modified, supplemented, discharged or terminated, unless all Parties consent thereto in writing. Prior to any modifications or termination as agreed by all Parties, all terms and conditions of this Agreement shall bind all the Parties herein.

七：适用法律

本协议的执行、效力、解释、履行，及由本协议产生的争议的解决，均受中华人民共和国人民法院管辖并适用争议发生时现行有效的中华人民共和国法律。

ARTICLE VII

GOVERNING LAW

This Agreement is made and shall be governed in all respects, including execution, validity, interpretation, effect and dispute resolution of this Agreement, by the court of People’s Republic of China and be applied by the laws of People’s Republic of China.

八：违约责任

任何违反本协议的条款、未能完全履行或错误履行本协议约定的义务、作出的任何不实承诺、对任何重大事项未作出重要披露或遗漏、或未能履行本协议条款的任何一方即构成违约。违约方应依照适用法律对其违约事项负责。

ARTICLE VIII

LIABILITY FOR BREACH OF CONTRACT

Any breach, failure in full performance, mistake in performance

any obligations, any misrepresentations made, non-disclosure of material facts or failure to disclose any material facts, or non performance of any provisions of this Agreement shall constitute a breach of this Agreement. The Defaulting Party shall be responsible for its default in accordance with law.

九：争议解决

因本协议理解或实施而产生的任何争端应首先通过友好协商解决。如果争议出现后 30 天内通过协商没有解决，任何一方均有权将争议提交中国上海市金山区人民法院以诉讼方式解决。

ARTICLE IX

DISPUTE RESOLUTION

The parties may settle any dispute regarding the interpretation or implementation arising out of this Agreement through consultation. If the Parties fail to resolve the dispute through consultation within 30 days, any parties may apply to People's Court of Jinshan for litigation.

十：可分性条款

1. 由于法律和法规而导致本协议的某一条款无效或无法执行，则本

条款无效，但不影响剩余其他条款的效力。

2. 在前述条款发生的情况下，协议三方应通过友好协商，尽快补充协议以取代无效条款。

ARTICLE X

SEVERABILITY

1. If any term or condition of this Agreement is determined to be invalid, illegal or incapable of being enforced by any law or regulation of PRC, all other terms and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

2 Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

第十一条：其他事项

ARTICLE XI

MISCELLANEOUS

1. 本协议中的标题仅作参考之便，不影响本协议的理解、解释或条款的意义。

1. **CAPTIONS AND HEADINGS**. The captions and headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

2. 本协议系中英文一体式版本，一式五份。协议各方各执协议原件一份，其余文件以作完成相关程序之用。每份协议原件均有同等法律效力。当中英文的解释产生冲突时，应以中文为准。

2. The Agreement was made with English and Chinese original versions in five copies. Each party of this Agreement shall hold one of its original versions and the rest of its original versions shall be used for related procedure. Each of them shall have the same legal force. In case of discrepancy between Chinese and English version, original version in Chinese shall prevail.

3. 在签署后，协议双方开始执行本协议。

3. The Agreement is effective on execution date.

甲方：宁臣（上海）企业管理有限公司

Party A: ON BEHALF OF Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.

法定代表人： 江鹏

Legal Representative: JIANG Peng

乙方：国亚资产管理（深圳）有限公司

PARTY B: ON BEHALF OF Guoya Asset Management (Shenzhen) Co., Ltd.

法定代表人：赵传海

Legal Representative: ZHAO Chuanhai

丙方: 北京恒泰普惠信息服务有限公司

Party C: ON BEHALF OF Beijing Hengtai Puhui Information Service Co., Ltd.

法定代表人:黄筱赟

Legal Representative: HUANG Xiaoyun

日期:2019 年 12 月 31 日

Date: Dec. 31, 2019